Seneca Foods Reports Net Earnings Increase of $11.6 Million for the Second Fiscal Quarter of 2013

MARION, N.Y. October 25, 2012 -- Seneca Foods Corporation (NASDAQ: SENEA, SENEB) reported net earnings for the fiscal second quarter of 2013 of $14.5 million, or $1.22 per diluted share, compared to $2.9 million, or $0.24 per diluted share, in the fiscal second quarter of 2012.   Net sales for the second quarter ended September 29, 2012 increased from the second quarter ended October 1, 2011 by 12.3%, or $34.9 million to $317.6 million.  The increase is attributable to more favorable sales mix and higher selling prices of $23.7 million and a sales volume increase of $11.2 million.  Part of the sales volume increase can be attributed to stronger promotional activity than in the prior year.

For the six months ended September 29, 2012, net sales increased $8.1 million, or 1.5% to $548.6 million. The increase is attributable to higher selling prices and a more favorable sales mix of $54.3 million partially offset by a sales volume decrease of $46.2 million.  Net earnings for the first six months of fiscal 2013 was $22.7 million, or $1.89 per diluted share, compared to a net loss of $5.1 million, or $(0.42) per diluted share, in the first six months of fiscal 2012.

Excluding a non-cash after-tax LIFO credit of $2.4 million, net earnings per diluted share were $1.02 during the quarter ended September 29, 2012 versus $0.91 during the quarter ended October 1, 2011, which included a non-cash LIFO charge of $8.3 million. Excluding a non-cash after-tax LIFO credit of $1.6 million, net earnings per diluted share were $1.76 during the six months ended September 29, 2012, compared to $0.61 during the six months ended October 1, 2011 which included a non-cash LIFO charge of $12.5 million.

About Seneca Foods Corporation
Seneca Foods is a processor of canned fruits and vegetables with manufacturing facilities located throughout the United States. Its products are sold under the Libby’s, Blue Boy, Aunt Nellie’s Farm Kitchen, Stokely’s, READ, Seneca Farms and Seneca labels as well as through the private label and industrial markets. In addition, under an alliance with General Mills Operations, LLC, a successor to the Pillsbury Company and a subsidiary of General Mills, Inc., Seneca produces canned and frozen vegetables, which are sold by General Mills Operations, LLC under the Green Giant label. Seneca’s common stock is traded on the Nasdaq Global Stock Market under the symbols “SENEA” and “SENEB”. SENEA is included the S&P SmallCap 600, Russell 2000 and Russell 3000 indices.

Non-GAAP Financial Measures—Net Earnings Excluding LIFO Impact, EBITDA and FIFO EBITDA

Net Earnings excluding LIFO, EBITDA and FIFO EBITDA are non-GAAP financial measures. The Company believes these non-GAAP financial measures provide a basis for comparison to companies that do not use LIFO and enhance the understanding of the Company’s historical operating performance.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net earnings and reported diluted earnings per share to net earnings excluding LIFO and diluted earnings per share excluding LIFO.

	Quarter Ended
	September 29, 2012		October 1, 2011
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net earnings, as reported:	$14.5	$1.22	$2.9	$0.24

LIFO (credit) charge, after tax at statutory federal rate	$(2.4)	$(0.20)	$8.3	$0.67

Net earnings, excluding LIFO impact	$12.1	$1.02	$11.2	$0.91

Diluted weighted average common shares outstanding
(in thousands)		11,445		11,808

	Six Months Ended
	September 29, 2012		October 1, 2011
	Income	Diluted	Income	Diluted
	(in millions)	EPS	(in millions)	EPS

Net earnings (loss), as reported:	$22.7	$1.89	$(5.1)	$(0.42)

LIFO (credit) charge, after tax at statutory federal rate	$(1.6)	$(0.13)	$12.5	$1.03

Net earnings, excluding LIFO impact	$21.1	$1.76	$7.4	$0.61

Diluted weighted average common shares outstanding
(in thousands)		11,602		11,807

Set forth below is a reconciliation of reported net earnings to EBITDA and FIFO EBITDA (earnings before interest, income taxes, depreciation, amortization, non-cash charges and credits related to the LIFO inventory valuation method). The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Six Months Ended
EBITDA and FIFO EBITDA:	September 29, 2012	October 1, 2011
	(In thousands)

Net earnings (loss)	$22,712	$(5,092)
Income taxes expense (benefit)	13,173	(2,748)
Interest expense, net of interest income	3,314	3,666
Depreciation and amortization	11,424	11,188
Interest amortization	(150)	(213)
EBITDA	50,473	6,801
LIFO (credit) charge	(2,444)	19,281
FIFO EBITDA	$48,029	$26,082

Forward-Looking Information

The information contained in this release contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements appear in a number of places in this release and include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions) with respect to various matters.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.  Among the factors that could cause actual results to differ materially are:

•	general economic and business conditions;
•	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;
•	transportation costs;
•	climate and weather affecting growing conditions and crop yields;
•	availability of financing;
•	leverage and the Company’s ability to service and reduce its debt;
•	foreign currency exchange and interest rate fluctuations;
•	effectiveness of the Company’s marketing and trade promotion programs;
•	changing consumer preferences;
•	competition;
•	product liability claims;
•	the loss of significant customers or a substantial reduction in orders from these customers;
•	changes in, or the failure or inability to comply with, United States, foreign and local governmental regulations, including environmental and health and safety regulations; and
•	other risks detailed from time to time in the reports filed by the Company with the SEC.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this report or to reflect the occurrence of unanticipated events.

Contact:
Timothy J. Benjamin, Chief Financial Officer
315-926-8100

Seneca Foods Corporation
Unaudited Condensed Consolidated Statements of Net Earnings
For the Periods Ended September 29, 2012 and October 1, 2011
(In thousands of dollars, except share data)

	Quarter		Year-to-Date
	Fiscal 2013	Fiscal 2012	Fiscal 2013	Fiscal 2012

Net sales	$317,593	$282,689	$548,644	$540,525

Plant restructuring expense (note 2)	$-	$(15)	$-	$39

Other operating income, net (note 3)	$(274)	$(18)	$(292)	$(169)

Operating income (loss) (note 1)	$24,934	$5,977	$39,199	$(4,174)
Interest expense, net	1,836	1,880	3,314	3,666
Earnings (loss) before income taxes	$23,098	$4,097	$35,885	$(7,840)

Income taxes expense (benefit)	8,577	1,214	13,173	(2,748)

Net earnings (loss)	$14,521	$2,883	$22,712	$(5,092)

Earnings (loss) attributable to common stock (note 4)	$14,010	$2,779	$21,920	$(4,930)

Basic earnings (loss) per share	$1.23	$0.24	$1.90	$(0.42)

Diluted earnings (loss) per share	$1.22	$0.24	$1.89	$(0.42)

Weighted average shares outstanding basic	11,373,830	11,737,102	11,530,523	11,736,367

Weighted average shares outstanding diluted	11,445,146	11,808,150	11,601,839	11,807,415

Note 1: The effect of the LIFO inventory valuation method on second quarter pre-tax results was to increase operating earnings by $3,706,000 for the three month period ended September 29, 2012 and decrease operating earnings by $12,754,000 for the three month period ended October 1, 2011.
The effect of the LIFO inventory valuation method on year-to-date pre-tax results was to increase operating earnings by $2,444,000 for the six month period ended September 29, 2012 and decrease operating earnings by $19,281,000 for the six month period ended October 1, 2011.
Note 2: The six month period ended October 1, 2011 included a restructuring charge for severance costs of $39,000.
Note 3: Other income for the current year of $292,000 represents a net gain on the sale of unused fixed assets.
Other income for the prior year of $169,000 represents a net gain on the sale of unused fixed assets.
Note 4: The Company uses the "two-class" method for basic earnings per share by dividing the earnings attributable to common shareholders by the weighted average of common shares outstanding during the period. The diluted earnings per share includes the effect of convertible shares for each period presented. Common and participating shares totaled 11,940,849 as of September 29, 2012.

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